UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2016

Universal American Corp.

(Exact name of registrant as specified in its charter)

Delaware	27-4683816
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

001- 35149

(Commission File Number)

44 South Broadway, Suite 1200

White Plains, New York 10601

(Address of principal executive offices, including Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Convertible Notes Offering

On June 27, 2016, Universal American Corp. (the “Company”) closed its previously announced offering (the “Offering”) of $115 million aggregate principal amount of its 4.00% Convertible Senior Notes due 2021 (the “Notes”), reflecting the full exercise of the initial purchasers’ option to purchase additional Notes.  The Notes were sold to Goldman, Sachs & Co. and SunTrust Robinson Humphrey, Inc. (together, the “initial purchasers”) pursuant to a purchase agreement, dated June 21, 2016 (the “Purchase Agreement”), among the Company and the initial purchasers, for an aggregate cash purchase price of $111,262,500. The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and termination provisions.

The Company used the net proceeds from the Offering, together with cash on hand, to (i) purchase all of the shares of common stock held by the Selling Stockholders (as defined below) at a purchase price of $6.80 per share, for an aggregate purchase price of approximately $123 million and (ii) repurchase 2,082,800 shares of its common stock for an aggregate purchase price of approximately $15.1 million from purchasers of the Notes in privately negotiated transactions effected through Goldman, Sachs & Co. or one of its affiliates.

The Notes were issued pursuant to an Indenture, dated as of June 27, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Interest on the Notes is payable semi-annually in cash in arrears on June 15 and December 15 of each year, beginning on December 15, 2016, at a rate of 4.00% per year. The Notes mature on June 15, 2021 unless earlier converted or repurchased. The Notes are not redeemable prior to the maturity date and no sinking fund is provided for the Notes.  The Indenture provides for customary events of default.

The Notes are convertible by holders, subject to the conditions described below, into cash, shares of the Company’s voting common stock (the “common stock”) or a combination thereof, at the Company’s election.  The initial conversion rate for the Notes is 105.8890 shares of common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $9.44 per share of common stock.  The conversion rate is subject to customary anti-dilution adjustments but will not be adjusted for any accrued and unpaid interest.  In addition, holders who elect to convert their Notes in connection with certain corporate events are entitled to an increased conversion rate.

The Notes are convertible at any time prior to the close of business on the business day immediately preceding December 15, 2020 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2016 (and only during such calendar quarter), if the daily volume-weighted average price (“VWAP”) of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price per $1,000 principal amount of Notes for each trading day if the measurement period was less than 98% of the product of the daily VWAP of the common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 15, 2020 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances.

If the Company undergoes certain corporate events (each, a “fundamental change”), holders may require the Company to repurchase for cash all or any portion of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes were sold in a private offering to qualified institutional buyers that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A under the Securities Act.  The Company does not intend to file a shelf registration statement for the resale of the Notes or the common stock issuable upon conversion of the Notes, if any.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Note, which will be filed with the Company’s next periodic report.

Stock Purchase Agreements

On June 21, 2016, the Company entered into purchase agreements (the “Stock Purchase Agreements”) with certain affiliates of Perry Capital LLC (collectively, “Perry”) and Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS” and, together with Perry, the “Selling Stockholders”) whereby it agreed to purchase at least 75% of the shares of its common stock held by the Selling Stockholders at a purchase price per share equal to $6.80 (the “Repurchase Price”) and had the right, but not the obligation, to purchase all or a portion of the remaining shares of its common stock held by the Selling Stockholders at the Repurchase Price until 35 days after the initial sale. On June 27, 2016, the Company purchased all 11,011,515 shares of common stock held by Perry and all 7,098,775 shares of common stock held by WCAS for an aggregate purchase price of approximately $123 million.

The foregoing description of the stock purchase agreements with Perry and WCAS does not purport to be complete and is qualified in its entirety by the full text of the agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, of this Current Report.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the unregistered sale of the Notes is contained in Item 1.01 of this Current Report and incorporated herein by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2016, Richard C. Perry, Chief Executive Officer of Perry Corp., and Sean M. Traynor, General Partner at WCAS, each resigned from the Company’s board of directors pursuant to the terms of the Stock Purchase Agreements.

Item 8.01      Other Events.

On June 21, 2016, the Company issued a press release announcing the pricing of the Notes.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

On June 27, 2016, the Company issued a press release announcing the closing of the Offering.  A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated by reference herein.

None of the Notes or the common stock issuable upon conversion of the Notes has been registered under the Securities Act or the securities laws of any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01      Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement between the Company and Perry, dated June 21, 2016

10.2	Stock Purchase Agreement between the Company and WCAS, dated June 21, 2016
99.1	Press Release of the Company dated June 21, 2016
99.2	Press Release of the Company dated June 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

	By:	/s/ Tony L. Wolk
		Name:	Tony L. Wolk
		Title:	EVP, General Counsel and Secretary

Date: June 27, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement between the Company and Perry, dated June 21, 2016
10.2	Stock Purchase Agreement between the Company and WCAS, dated June 21, 2016
99.1	Press Release of the Company dated June 21, 2016
99.2	Press Release of the Company dated June 27, 2016